Exhibit 99.1

PERRIGO COMPANY PLC ANNOUNCES THE PRICING OF A SENIOR NOTES OFFERING BY ITS

FINANCE SUBSIDIARY, PERRIGO FINANCE UNLIMITED COMPANY

Dublin, Ireland — (March 8, 2016) — Perrigo Company plc (“Perrigo” or the “Company”) (NYSE: PRGO; TASE), a leading global provider of “Quality Affordable Healthcare Products®,” today announced the pricing of the previously announced registered public offering by Perrigo Finance Unlimited Company, a public unlimited company incorporated under the laws of Ireland (the “Issuer”), and a wholly-owned finance subsidiary of Perrigo, of $1.2 billion senior notes of the Issuer consisting of $500.0 million aggregate principal amount of its 3.500% Senior Notes due 2021 (the “2021 Notes”) and $700.0 million aggregate principal amount of its 4.375% Senior Notes due 2026 (the “2026 Notes” and, together with the 2021 Notes, the “Notes”). The Notes will be fully and unconditionally guaranteed on a senior unsecured basis by Perrigo. The 2021 Notes were sold at a public offering price of 99.908% of the aggregate principal amount thereof and the 2026 Notes were sold at a public offering price of 99.751% of the aggregate principal amount thereof.

Perrigo estimates that the net proceeds from the offering will be approximately $1,188.2 million, after deducting the underwriting discount and offering expenses payable by the Issuer.

Perrigo intends to use the net proceeds of the offering to repay amounts borrowed under a senior unsecured 364-day revolving credit agreement with the Issuer, as borrower, the Company, as guarantor, and a syndicate of financial institutions, as lenders, HSBC Bank USA, N.A., as administrative agent, and Bank of America, N.A. and Morgan Stanley Senior Funding, Inc., as syndication agents, and a senior unsecured five-year revolving credit agreement with the Issuer, as borrower, the Company, as guarantor, and a syndicate of financial institutions, as lenders, JPMorgan Chase Bank, N.A., as administrative agent, and Barclays Bank plc, as syndication agent, with the balance used for general corporate purposes. The offering is expected to close on or about March 10, 2016.

BofA Merrill Lynch, HSBC and Morgan Stanley are the joint book-running managers in the offering.

The offering is being made pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission. The offering will be made only by means of a prospectus supplement relating to the offering and the accompanying base prospectus, copies of which may be obtained by contacting: HSBC Securities (USA) Inc. toll free at (866) 811-8049; Merrill Lynch, Pierce, Fenner & Smith Incorporated toll free at (800) 294-1322; or Morgan Stanley & Co. LLC toll free at (866) 718-1649.

About Perrigo

Perrigo Company plc is a top five global over-the-counter (“OTC”) consumer goods and leading specialty pharmaceutical company, offering patients and customers high-quality products at affordable prices. From the Company’s beginning in 1887 as a packager of home remedies, it has grown to become the world’s largest manufacturer of OTC healthcare products and supplier of infant formulas for the store brand market. The Company is also a leading provider of generic extended topical prescription products, and it receives royalties from sales of the multiple sclerosis drug Tysabri®. The Company provides “Quality Affordable Healthcare Products®” across a wide variety of product categories and geographies, primarily in North America, Europe and Australia, as well as in other markets, including Israel and China.

For more information:

Bradley Joseph, Vice President, Global Investor Relations and Communications, (269) 686-3373, E-mail: bradley.joseph@perrigo.com; and Arthur J. Shannon, Vice President, Global Corporate Affairs and European Investor Relations, (269) 686-1709, E-mail: ajshannon@perrigo.com.

No Offer or Solicitation

This press release does not constitute an offer to sell, or an invitation to subscribe for, purchase or exchange, any securities, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this announcement in any jurisdiction in contravention of applicable law.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains so-called “forward-looking statements” within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the Company’s, or its industry’s, actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company’s expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or the negative of those terms or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. Risks and uncertainties include risks relating to the successful completion of the transactions contemplated herein. These and other important factors, including those discussed under “Risk Factors” in the Company’s Form 10-KT for the transition period from June 28, 2015 to December 31, 2015, in the subsequent filings with the SEC and in other investor communications of the Company from time to time, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this document are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.